1 exeloncorp.com Contact: James Gherardi 312-394-7417 Media Hotline James.Gherardi@exeloncorp.com FOR IMMEDIATE RELEASE February 6, 2024 Exelon Announces Executive Leadership Changes Mike Innocenzo named Exelon Chief Operating Officer. Dave Velazquez to succeed Innocenzo as President and CEO of PECO. Denise Galambos to succeed Amy Best as Exelon Chief Human Resources Officer as Best announces retirement. CHICAGO (Feb. 6, 2024) – Exelon (Nasdaq, EXC) announced today that Mike Innocenzo, currently president and chief executive officer of Exelon subsidiary PECO, has been promoted to executive vice president and chief operating officer of Exelon, reporting to Exelon President and Chief Executive Officer Calvin Butler. Innocenzo will oversee all utility operations and the CEOs of BGE, ComEd, PECO and PHI will report to him. He will also be responsible for the Cyber & Information Security Services, Corporate Physical Security, IT, Safety, Supply, Training and Transmission Strategy & Compliance organizations. Dave Velazquez, currently Exelon executive vice president of Utility Operations and Technology, will succeed Innocenzo as president and chief executive officer of PECO, Pennsylvania’s largest electric and natural gas delivery company serving nearly 1.7 million electric customers and more than 548,000 natural gas customers in southeastern Pennsylvania. “As we focus on leading an equitable energy transformation for our customers and communities, making a positive impact begins with the talent and experience of our team,” said Butler. “We are pleased to have Mike Innocenzo, who has spent his career delivering operational excellence at PECO, bring his expertise to overseeing operations across Exelon. Mike will build on the top-tier performance levels our customers have come to expect. Similarly, we have a high caliber, respected industry leader in Dave Velazquez, with experience leading utilities, to continue PECO’s advance toward best-in-class service. Both leaders are a testament to the depth of experience at Exelon.” Exelon’s Executive Vice President and Chief Human Resources Officer (CHRO) Amy Best has announced she will retire in May. Best has been with the company for 32 years, serving as Exelon’s CHRO since 2012. During her tenure, Exelon has been widely recognized for its commitment to DEI, pay equity and family leave policies. Denise Galambos will succeed Best as senior vice president and Exelon’s CHRO. Denise currently serves as Baltimore Gas and Electric’s (BGE) senior vice president of Customer Operations. “One of Amy’s most notable accomplishments has been designing and nurturing a diverse and inclusive company culture where employees feel valued and safe bringing their authentic selves to work each day,” said Butler. “This has been the foundation of Exelon’s leading talent attraction and development capabilities. On behalf of our 19,500 employees, our entire executive leadership team thanks Amy for her dedicated service to this company and our people, and we wish her well in her new chapter. We’re also excited to welcome

2 Denise Galambos to her new role and look forward to her leadership as we continue to strengthen our culture and power a cleaner and brighter future for our customers and communities.” Innocenzo will assume the chairmanship of the boards of directors at BGE, ComEd, PECO and Pepco Holdings. Velazquez will assume the vice-chairmanship of the board of directors at PECO. Galambos will join Exelon’s Executive Committee. Innocenzo, Velazquez and Galambos will transition to their new roles on April 1, 2024. More about Mike Innocenzo Innocenzo joined the company in 1988 and has served in a range of roles of increasing responsibility in Electric and Gas Distribution Operations, Energy Management, Smart Grid, Process Improvement, and Project Management. Before assuming the CEO role at PECO in 2018, he served as PECO’s chief operating officer. Innocenzo has served as Board Chair of The Greater Philadelphia Chamber of Commerce since 2022. He also serves on the boards of the Philadelphia Police Athletic League (PAL), the Franklin Institute, the American Gas Association, and the Electric Power Research Institute. He is a member of the Satell Institute and has advisory roles with Drexel University and Children's Hospital of Philadelphia. Innocenzo holds a bachelor's degree in electrical engineering from Widener University and an MBA from Villanova University. More about Dave Velazquez Velazquez has more than 40 years of utility and energy industry experience. He joined Exelon in 2016 at the merger of Exelon and Pepco Holdings, assuming the role of PHI president and CEO. Prior to the merger, Velazquez was the executive vice president and leader of the power delivery business for Pepco Holdings. He managed over 95 percent of the business and employee base and was responsible for all utility operations in three states and the District of Columbia including IT and support services, and the relationship with four local unions. From 2006 to 2009, Velazquez served as president and CEO of Conectiv Energy, then Pepco Holdings’ competitive merchant generation and energy trading subsidiary. He served as vice president of strategic planning and chief risk officer of Pepco Holdings from 2005 to 2006. Velazquez has served on the boards of several educational and community organizations, such as the Trust for the National Mall, Smithsonian’s National Zoo and Conservation Biology Institute Advisory Board, Greater Washington Board of Trade, Federal City Council, D.C. Policy Center of the Federal City Council, Emeritus Advisory Board of the American Association of Blacks in Energy, and United Way of the National Capital Area. He has also served as a board member of Southeastern Electric Exchange, Association of Edison Illuminating Companies, and is a member of the Edison Foundation Institute for Electric Innovation Management Committee. Velazquez is a graduate of Widener University where he earned his bachelor’s degree in engineering. More about Denise Galambos Galambos has held several leadership roles at Exelon since joining the company in 2012 as part of Constellation and BGE’s merger into Exelon. Before moving into the chief customer officer role at BGE, she was vice president of Utility Oversight and was responsible for identifying and developing policy positions which furthered the overall business strategy across multiple operating companies. She ensured coordination on key issues such as non-

3 wires alternatives, distribution planning, decarbonization and electrification strategies. Prior to her policy role, she was vice president of Human Resources where she oversaw Labor Relations including a first contract negotiation, talent management, succession planning, compensation and diversity, equity and inclusion at BGE. Galambos also worked in Exelon's legal department as an associate general counsel for Labor and Employment. Galambos is active in the Baltimore community, serving on the boards of the Hippodrome Foundation, Baltimore Museum of Art, Baltimore Symphony Orchestra, SquashWise, and Arts for Learning, Maryland. She is a graduate of the University of Wisconsin Law School and received her bachelor's degree from Princeton University. # # # About Exelon Exelon (Nasdaq: EXC) is a Fortune 250 company and the nation’s largest utility company, serving more than 10 million customers through six fully regulated transmission and distribution utilities — Atlantic City Electric (ACE), Baltimore Gas and Electric (BGE), Commonwealth Edison (ComEd), Delmarva Power & Light (DPL), PECO Energy Company (PECO), and Potomac Electric Power Company (Pepco). More than 19,500 Exelon employees dedicate their time and expertise to supporting our communities through reliable, affordable and efficient energy delivery, workforce development, equity, economic development and volunteerism. Follow Exelon on X, formerly known as Twitter, @Exelon.